UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2008

Nextest Systems Corporation

(Exact name of registrant as specified in its charter)

000-51851

(Commission File Number)

Delaware	77-047-0150
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

875 Embedded Way

San Jose, California 95138

(Address of principal executive offices, with zip code)

(408) 960-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant.

On December 11, 2007, Nextest Systems Corporation (the “Company”) entered into a definitive Agreement and Plan of Merger (the “Agreement”), with Teradyne, Inc., a Massachusetts corporation (“Teradyne”) and NAC Equipment Corporation, a Delaware corporation and a direct wholly-owned subsidiary of Teradyne (“Purchaser”). Pursuant to the Agreement, and upon the terms and subject to the conditions thereof, Purchaser has commenced a tender offer (the “Offer”) to acquire all the outstanding shares of common stock of the Company (the “Shares”), par value $0.001 per share, at a price of $20.00 per share, net to the selling stockholders in cash, less any required tax withholding and without interest thereon (such amount, the “Offer Price”).

The initial offering period of the Offer expired on January 23, 2008. On January 24, 2008, Teradyne and the Company issued a press release announcing the results of the Offer and that Purchaser had accepted for payment all Shares tendered in the Offer through January 23, 2008. Based on the number of Shares validly tendered and accepted for payment at the end of the initial offering period of the Offer, Purchaser has acquired approximately 17,624,392 Shares, which represents approximately 92% of all outstanding Shares. Based on the Offer Price, the value of such Shares purchased by Purchaser was approximately $352 million. A copy of this press release is attached as Exhibit(a)(7) hereof.

Pursuant to the terms of the Agreement, Teradyne expects to effect a merger of Purchaser with and into the Company without the need for a meeting of the Company stockholders. In the merger, Purchaser will acquire all other Shares (other than those as to which holders properly exercise appraisal rights) at the same $20.00 per Share price, without interest and less any required withholding taxes, that was paid in the Offer. As a result of the merger, the Company will become a wholly-owned subsidiary of Teradyne. Teradyne intends to complete the merger as soon as practicable. The Company stockholders who continue to hold their Shares at the time of the merger and fulfill certain other requirements of Delaware law will have appraisal rights in connection with the merger.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Agreement provides that, promptly after Purchaser first accepts for payment any Shares tendered and not withdrawn pursuant to the Offer (the “Appointment Time”), and from time to time thereafter as Shares are accepted for payment by Purchaser, Purchaser shall be entitled to elect or designate such number of directors, rounded up to the next whole number, on the Company’s board of directors (the “Board”) as is equal to the product of the total number of directors on the Board (giving effect to the directors elected or designated by Purchaser pursuant to the Agreement) multiplied by the percentage that the aggregate number of Shares beneficially owned by Teradyne, Purchaser and any of its affiliates bears to the total number of Shares then outstanding; provided that in no event shall the number of Purchaser designees constitute less than a majority of the Board.

In order to implement such agreement, effective as of January 24, 2008, Robin Adler, Juan A. Benitez, Richard L. Dissly, Howard D. Marshall, Stephen G. Newberry and Eugene White each resigned as a director and from each person’s respective position, if any, on any and all committees of the Board of the Company. The Board also appointed Gregory R. Beecher, Michael A. Bradley and Mark E. Jagiela, to serve on the Board effective as of January 24, 2008 until his successor is duly elected and qualified or until his earlier death, resignation or removal.

The resignations of Mr. Adler, Mr. Benitez, Mr. Dissly, Mr. Marshall, Mr. Newberry, Mr. White were not the result of any disagreement with the Company.

The following sets forth biographical information of the new directors:

Gregory Beecher. Gregory Beecher joined Teradyne in 2001 as Chief Financial Officer, where he is responsible for Teradyne’s finance organization, as well as managing Information Technology and Human Resources. Prior to joining Teradyne, he was a national accounting consulting partner with PricewaterhouseCoopers LLP (PwC). Over an 18-year career at PwC, Beecher audited and advised numerous semiconductor equipment and instrument providers, along with other technology-related enterprises. Beecher served on the board of MatrixOne prior to it being acquired by Dassault Systemes. At MatrixOne, he was the Audit Committee Chairman. He currently serves on the board of MKS Instruments and is the Audit Committee Chairman. He received a BS from the University of Hartford and a MS from Northeastern University. He is a Certified Public Accountant.

Michael Bradley. Michael Bradley is president and Chief Executive Officer of Teradyne. He joined Teradyne in 1979 and has served in a variety of financial, marketing, and sales management positions with Teradyne. From 1985 through 1990, he was the marketing manager for mixed-signal semiconductor test products. He led Teradyne’s first Total Quality Management office from 1991 to 1992. He was appointed vice president of North American Sales for semiconductor test products in 1993 and assumed responsibility for the Worldwide Semiconductor Test Sales organization in 1995. From 1999 to 2001, he served as Teradyne’s Chief Financial Officer and was named president of the Semiconductor Test Division in April of 2001. In 2003, he was appointed president of Teradyne and in 2004 he assumed the additional role of Chief Executive Officer. Bradley serves on the Board of Directors of Entegris, Inc. and holds an AB from Amherst College and an MBA from the Harvard Business School.

Mark Jagiela. Mark Jagiela joined Teradyne in 1982 as a design engineer, developing image sensor test systems. In 1989, he moved to Tokyo and served as general manager of Teradyne’s Japan Division. He returned to the U.S. in 1999 as engineering manager for the VLSI Test Division in Agoura Hills, California. In 2001 he became worldwide marketing manager of Teradyne’s semiconductor test products. In July of 2003, he was promoted to president of the Semiconductor Test Division. Jagiela graduated from the University of Michigan with a BSEE.

Item 9.01. Financial Statements and Exhibits.

Item 9 of the Schedule 14D-9 is hereby amended and supplemented by adding the following exhibits:

Exhibit Number	Description
99.1	Joint Press release by the Company and Teradyne, dated January 24, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEST SYSTEMS CORPORATION

Date: January 25, 2008	By:	/s/ James P. Moniz
James P. Moniz
Chief Financial Officer